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Exhibit 10.2 Subscription Agreement dated June 2, 1995 re Grafica
             Bradesco Ltda. and American Bank Note Company Grafica e Servicos Ltda.
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Translated From Portuguese
                              SUBSCRIPTION AGREEMENT

By this agreement:

1. Grafica Bradesco Ltda., a Brazilian company with head office at Cidade de Deus, Osasco, State of Sao Paulo, with CGC/MF Corporate Taxpayer Registration No. 44.312.908/0001-06 (hereinafter "GRAFICA BRADESCO"), represented herein by its undersigned Officers, pursuant to its By-Laws;

2. ABN Equities Inc., a Company duly organized and existing under the laws of the State of Delaware, United States of America, with head office at 51 West 52nd Street, New York, New York 10022, United States of America, represented by its lawful attorneys-in- fact, pursuant to a power of attorney filed with the lst Registry of Deeds and Documents of Rio de Janeiro under No. 1036599, Sidney Levy, married, of legal age, engineer, bearer of IFP/RJ identity card No. 3.343.401 and of CPP Taxpayer Registration No. 441.607.557-O4, residing and domiciled in the Capital of the State of Rio de Janeiro, and Amador Paula Leite de Barros, Brazilian citizen, married, businessman, bearer of SSP/SP identity card No. 2.785.369 and of CPF Taxpayer Registration No. 046.416.208-45, residing and domiciled in the Capital of the State of Rio de Janeiro (hereinafter "ABN");

3. ABNH Equities Inc., a Company duly organized and existing under the laws of the State of Delaware, United States of America, with head office at 51 West 52nd Street, New York, New York 10022, United States of America, represented by its lawful attorneys-in-fact, pursuant to a power of attorney filed with the 1st Registry of Deeds and Documents of Rio de Janeiro, under No. 1036598, Sidney Levy and Amador Paula Leite de Barros, already identified and described above (hereinafter ABNH") ;

             Have mutually agreed and contracted the following, with the knowledge and consent of AMERICAN BANK NOTE COMPANY GRAFICA E SERVICOS LTDA., with head office at Rua Peter Lund no 146/Z02, in the City of Rio
de Janeiro, State of Rio de Janeiro, bearer of    CGC/MP Corporate
Taxpayer Registration No. 33.113.309/0001-47, whose Corporate Charter was duly consolidated at the Commercial Registry of the State of Rio de Janeiro, under ~filing No. 672479 on 6/15/94, represented herein by its President, SIDNEY LEVY {hereinafter "CONSENTING PARTY"):]
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             1)   the parties ABN and ABNH, controlled by United States
Bank Note Corporation, are engaged in the printing production business, acting in Brazil through the consenting party, of which currently they are its sole quotaholders;

             2) the party "Grafica Bradesco", controlled by Banco Bradesco S/A, also exploits the same business field, acting through its own industrial establishment, which operates at a building owned by said Banco Bradesco S/A, located in Cidade de Deus, Municipality of Osasco, state of Sao Paulo;

             3) considering the above exposed and the wish to associate, the parties resolved to do so upon the entry of Grafica Bradesco in the consenting party, in which lt shall start to participate jointly with ABN and ABNH, its current partners;

             4) the consenting party's capital stock fully paid in, is currently represented by 21,638,147 quotas in the amount of R$1.00 each, of which 21,623,931 quotas are held by ABN and 14,216 quotas are held by ABNH;

             5) the entry of Grafica Bradesco in the consenting party shall occur upon subscription by the first of 6,282,043 new quotas, which shall give it an interest of 22.5% in the consenting party's capital stock;

             6) Grafica Bradesco shall pay in the quotas referred to in the preceding clause upon the contribution of the following assets, in favor of the consenting party:

             I - all machines, equipment and other assets which are an integral part of its fixed assets on the date of contribution, which fixed assets currently consist of the assets included in annex 1, it being established that, in case of sale, disappearance or destruction of any of these assets, Grafica Bradesco must replace it with other or others of equal characteristics and values, or, should there not be possible said replacement, same must be made through the payment of the respective monetary worth in cash, in an amount strictly equal to the monetary worth at which the missing asset is recorded in the accounting book of Grafica Bradesco, considering that the parties covenanted that the contribution of all assets shall be effected at a value strictly equal to the one which is recorded in the accounting book of Grafica Bradesco, not at its market value
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             II - all raw material which exists in the establishment of
Grafica Bradesco, at the tine of delivery of the assets mentioned in the preceding item, which shall also be contributed at its respective book value:

             III - all products which are under manufacture, but pending of finish, namely unfinished products, upon delivery, to the consenting party, of the assets referred to in item I above, which shall also be contributed at their respective book value, belonging to Grafica Bradesco, as well as any finished products which then exist, pending of sale and/or delivery to third parties;

             7) a portion of the assets referred to in items I and III of the preceding clause, to be indicated by Grafica Bradesco, shall not be contributed to the consenting party's capital stock , it being covenanted, as regards said portion, its purchase and sale, for the price of RS350,000.00 (three hundred fifty thousand reais), which shall correspond to assets (raw material and/or unfinished products), whose value, in the accounting book of Grafica Bradesco, shall total said amount (R$350,000 00); the consenting party shall pay the price of said assets in a cash lump sum to Grafica Bradesco, against their delivery;

             8) Once the value is known, for which Grafica Bradesco shall contribute the assets mentioned in clause 6 above to the consenting party's capital stock, the amount of increase in the consenting party's capital stock shall be stipulated, as well as the consenting party's capital stock after said increase;

             9) After the transactions contemplated in the preceding clause, the par value of the quotas representing the consenting party's capital stock shall be adjusted, by dividing its new value by the new number of quotas, 27,920,190 of which 21,638,147 shall belong to ABN and to ABNH, and 6,282,043 to Grafica Bradesco, as covenanted above;

             10) Grafica Bradesco shall by liable for any eviction of any and all assets which it contributes to the consenting party's capital stock, or which sells to the consenting party, pursuant to the provisions covenanted above, as well as for any liens or debts on same, ignored or not known yet, which it undertakes to promptly extinguish, solely at its own expenses:
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             11)  all future profits or losses of the consenting party
shall be apportioned or borne by the parties in proportion to their respective interests in the consenting party's capital stock ( 77 . 50% for ABN and ABNH and 22.50% for Grafica Bradesco). However, since, in the parties' understanding, it is not reasonable that Grafica Bradesco, as a new partner, is damaged by the solution of any tax and/or labor liabilities of the consenting party, generated prior to Grafica Bradesco's entry in the company, which shall occur on the date foreseen in the clause below, it is hereby established that ABN and ABNH shall solve said liabilities, if they arise, with their own funds, whenever they exceed in each fiscal year 2% (two percent) of the consenting party's net worth.

             I - ABN shall not act as a successor to GRAFICA BRADESCO LTDA. in tax or labor contingencies, as with the provision in clause 11.

             12) ABN and ABNH undertake to amend the consenting party's corporate charter on July lst, 1995, date foreseen for Grafica Bradesco's entry in the company and for the contribution and sale of assets covenanted above The amendment to the corporate charter of the consenting party shall further include clauses which establish as follows

             I - deliberations which result in the incorporation of subsidiaries, consolidation, spin-off, merger, dissolution, sale of fixed assets that are part of the operational plant, which may characterize the interruption of the Company's activity, suspension of rights of first refusal in the case of capital increase or partners' exclusion, increase in the capital stock by subscription or its reduction, shall require the unanimous prior and express consent of the three partners, ABN, ABNH and GRAFICA BRADESC0 LTDA

             II - no new partners may be admitted, except for members of the business groups to which the current partners belong, or further, if the latter unanimously agree with the admission of a partner alien to said groups;

             III - if either party is willing to withdraw from the company and none of the other partners is willing to purchase its quotas, the first may then withdraw from the company upon a partial judicial dissolution, in which case the value of its rights and assets shall be set including on the basis of the judicial appraisal of the company's assets, including intangible, at market prices, disregarding the respective book value;
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             IV - the policy of distribution of the company's dividends shall be established by mutual agreement among all partners which deem reasonable in principle, the distribution of dividends between 25% and 30% of the net profit of each fiscal year, applying in its calculation the provision of Law 6404/76, art 202, whenever applicable;

             12 1)All clauses covenanted herein, which shall be an integral part of the consenting party's corporation charter, may be changed solely upon the quotaholders' unanimous approval.

              13) The consenting party shall bear the expenses of disassembly, removal and transport of the assets which, pursuant to this instrument, shall be sold by Grafica Bradesco, as well as all expenses generated by the custody, maintenance and operation of the assets that possibly continue within Grafica Bradesco's establishment, while they are not withdrawn by the consenting party, as of the date foreseen for transfer of the respective property to the consenting party, on July lst, 1995;

              14) The final deadline for the withdrawal of the assets acquired by the consenting party, pursuant to the covenant in this agreement, shall be no later than 12 (twelve) months, counting from July lst, 1995.

             15) each party to this Agreement agrees in signing any other documents or instruments and in taking any and all other measures or performing any and all other acts required for the compliance with the provisions hereof;

             16) Once the entry of Grafica Bradesco in the consenting party is completed, the latter shall be transformed into a corporation, in order to place its shares with the public and obtain the condition of public stock company, contracting for such purpose the services of Banco Bradesco S.A., all within one year, counting from the date of entry of Grafica Bradesco, except if the market conditions do not allow so;

             17) All agreements that Grafica Bradesco has with third parties, whether as clients or as suppliers of assets and/or services, shall be assigned and transferred to the consenting party, save for any disagreement by any of these third parties, in which case the respective agreement shall remain Grafica Bradesco's responsibility; ~-
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              18 ) All clauses included herein shall be contemplated in a shareholders' agreement, whenever the consenting party is transformed into a Corporation.

              19) The consenting party declares that from the preliminary appraisal of its net worth, for the purposes of stipulating Grafica Bradesco's interest at 22.5%, it did not deliberate, nor shall it deliberate on the capital reduction or distribution of results to its guotaholders, up to the formalization of capital increase by Grafica Bradesco.

              20) The parties elect the Central Courts of the Capital of the State of Sao Paulo, to hear and settle any disputes arising here from.

             And having thus agreed and contracted, the parties sign hereto in 3 (three) counterparts of equal content and form, for the same legal purpose, jointly with the undersigned witnesses.

                              Sao Paulo, June 2, 1995

                              GRAFICA BRADESCO LTDA.

                              ABN EQUITIES INC.

                              ABNH EQUITIES INC.

        AMERICAN BANK NOTE COMPANY GRAFICA E SERVICOS LTDA.

     Witnesses:

     l. (illegible signature)

         - 2. (illegible signature)
     168295.1A
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